SUBSCRIPTION AGREEMENT


                                October __, 1999



Ingenuity Capital Trust
26888 Almaden Court
Los Altos, CA  94022


Ladies and Gentlemen:

         Ingenuity Capital Trust (the "Trust") proposes to issue and sell to the public its shares of beneficial interest without par value (the "Shares") pursuant to a registration statement on Form N-1A (the "Registration Statement") filed with the Securities and Exchange Commission. The Trust currently consists of one series namely, The Medical Specialists Fund (the "Fund"). In order to provide the Trust with $65,000 towards the minimum $100,000 net worth required by Section 14 of the Investment Company Act of 1940, as amended, I hereby offer to purchase 6,500 Shares of the Fund at a price of $10.00 per Share prior to the effective date of the Registration Statement.


         I will make payment for the Shares by delivery of a check for $65,000 payable to the order of the Trust or by wire transfer prior to the date specified by the Trust as the proposed effective date of the Registration Statement.


         I represent and warrant to the Trust that the Shares are being acquired by me for investment and not with a view to the resale or further distribution thereof and that I have no present intention to redeem the Shares.


         The name Ingenuity Capital Trust is the designation of the Trustees under the Declaration of Trust dated July 20, 1999, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of Delaware. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.


         Please confirm that the foregoing correctly sets forth the agreement with the Trust.

                                                     Very truly yours,



                                                     ---------------------------
                                                     Kendrick W. Kam



Confirmed as of the date first above written.

INGENUITY CAPITAL TRUST


By _________________________________
    Kendrick W. Kam
    President and Trustee



                             SUBSCRIPTION AGREEMENT


                                October __, 1999



Ingenuity Capital Trust
26888 Almaden Court
Los Altos, CA  94022


Ladies and Gentlemen:

         Ingenuity Capital Trust (the "Trust") proposes to issue and sell to the public its shares of beneficial interest without par value (the "Shares") pursuant to a registration statement on Form N-1A (the "Registration Statement") filed with the Securities and Exchange Commission. The Trust currently consists of one series namely, The Medical Specialists Fund (the "Fund"). In order to provide the Trust with $25,000 towards the minimum $100,000 net worth required by Section 14 of the Investment Company Act of 1940, as amended, I hereby offer to purchase 2,500 Shares of the Fund at a price of $10.00 per Share prior to the effective date of the Registration Statement.


         I will make payment for the Shares by delivery of a check for $25,000 payable to the order of the Trust or by wire transfer prior to the date specified by the Trust as the proposed effective date of the Registration Statement.


         I represent and warrant to the Trust that the Shares are being acquired by me for investment and not with a view to the resale or further distribution thereof and that I have no present intention to redeem the Shares.


         The name Ingenuity Capital Trust is the designation of the Trustees under the Declaration of Trust dated July 20, 1999, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of Delaware. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.


         Please confirm that the foregoing correctly sets forth the agreement with the Trust.

                                                     Very truly yours,



                                                     ---------------------------
                                                     Arthur L. Roth



Confirmed as of the date first above written.

INGENUITY CAPITAL TRUST


By _________________________________
    Kendrick W. Kam
    President and Trustee



                             SUBSCRIPTION AGREEMENT


                                October __, 1999



Ingenuity Capital Trust
26888 Almaden Court
Los Altos, CA  94022


Ladies and Gentlemen:

         Ingenuity Capital Trust (the "Trust") proposes to issue and sell to the public its shares of beneficial interest without par value (the "Shares") pursuant to a registration statement on Form N-1A (the "Registration Statement") filed with the Securities and Exchange Commission. The Trust currently consists of one series namely, The Medical Specialists Fund (the "Fund"). In order to provide the Trust with $10,000 towards the minimum $100,000 net worth required by Section 14 of the Investment Company Act of 1940, as amended, I hereby offer to purchase 1,000 Shares of the Fund at a price of $10.00 per Share prior to the effective date of the Registration Statement.


         I will make payment for the Shares by delivery of a check for $10,000 payable to the order of the Trust or by wire transfer prior to the date specified by the Trust as the proposed effective date of the Registration Statement.


         I represent and warrant to the Trust that the Shares are being acquired by me for investment and not with a view to the resale or further distribution thereof and that I have no present intention to redeem the Shares.


         The name Ingenuity Capital Trust is the designation of the Trustees under the Declaration of Trust dated July 20, 1999, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of Delaware. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.


         Please confirm that the foregoing correctly sets forth the agreement with the Trust.

                                                     Very truly yours,



                                                     ---------------------------
                                                     William J. Scilacci



Confirmed as of the date first above written.

INGENUITY CAPITAL TRUST


By _________________________________
    Kendrick W. Kam
    President and Trustee